UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2009

Bell Microproducts Inc.
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ringwood Avenue, San Jose, California		95131-1721
(Address of principal executive offices)		(Zip Code)

408-451-9400
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Bell Microproducts Inc. (the “Company”) adopted the 2009 Management Incentive Plan (the “Plan”).  The Company’s executive officers, including the chief executive officer (collectively, the “Officers”) and others, are eligible to participate in the Plan.  The Officers are eligible for a bonus payment if the Company achieves a predetermined threshold in one or more of the following areas: earnings per share, net income, pretax profit, operating contribution, return on equity, return on invested capital, or return on working capital, and the accomplishment of specific individual objectives.  The target bonus for the chief executive officer is approximately 60% of his total target cash compensation.  The target bonus for the other executive officers is between 29% and 54% of each executive officer’s total target cash compensation.  No bonus will be paid to any Officer who does not achieve at least the minimum threshold associated with the financial-related goals assigned.  In the event any Officer exceeds the secondary threshold associated with the financial-related goals assigned, such Officer would be eligible to receive a maximum of 150% of his total target bonus tied to such financial-related goals, depending on actual performance achieved.

At the end of each fiscal half of the year, the Company will compare the financial performance with the financial plan and each eligible Officer will be paid that portion of his annual target incentive earned in that time period.  The total target incentive for each Officer is allocated 40% to the first fiscal half of the year and 60% to the second fiscal half of the year.  In addition, following the end of the year, the Committee will review the accomplishments of each Officer against his specific individual objectives.

A copy of the Plan is included as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03                 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2009, the Board of Directors of the Company approved an amendment to the Company’s Bylaws (the “Bylaws”) to incorporate modifications to clarify certain definitions contained therein.

The full text of the Bylaws, as amended and restated, is included as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01                 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit 3.2	Amended and Restated Bylaws (as amended February 18, 2009).

Exhibit 10.1	Bell Microproducts Inc. Management Incentive Plan for 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.
February 24, 2009	By:	/s/ Andrew S. Hughes
		Name:	Andrew S. Hughes
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
3.2	Amended and Restated Bylaws (as amended February 18, 2009).
10.1	Bell Microproducts Inc. Management Incentive Plan for 2009.